DRAW FACILITY NOTE



            Officer No.                             Note No.
            _____________
            $__________
            ______________________
            (Effective Date)
            City - Florence,       State - Kentucky

            On or before ________________ (the "Maturity Date"), the undersigned, TECHNOLOGY INTEGRATION FINANCIAL SERVICES, INC., a Kentucky corporation (the "Borrower") for value received, promises to pay to the order of THE FIFTH THIRD BANK OF NORTHERN KENTUCKY, INC., 8100 Burlington Pike, Florence, Kentucky 41042 (hereinafter referred to as "Bank") the sum of _________________________________ Dollars
            ($__________) (hereinafter referred to as the "Borrowing") plus interest per annum at the rate set forth below.

            The Borrower shall have the option of having the outstanding principal under this Note bear interest under the following rates:

                 (A) "30 Day Rate": The Thirty (30) Day LIBOR plus 100 basis points, fixed for a thirty day period. The Thirty
            (30) Day LIBOR shall mean the per annum rate rounded upward (if rounding is necessary) to the nearest 1/16th of 1% of which U.S. dollar deposits, of an amount equal or comparable to the Loan are afforded to the Bank by other Prime Banks in the London interbank market, selected in the Bank's discretion, at approximately 11:00 AM London time on the third Business Day prior to any applicable thirty (30) day incremental period, all as conclusively determined by the Bank.

                 (B) "60 Day Rate": The Sixty (60) Day LIBOR plus 100 basis points, fixed for a sixty day period. The Sixty (60) Day LIBOR shall mean the per annum rate rounded upward (if rounding is necessary) to the nearest 1/16th of 1% of which U.S. dollar deposits, of an amount equal or comparable to the Loan are afforded to the Bank by other Prime Banks in the London interbank market, selected in the Bank's discretion, at approximately 11:00 AM London time on the third Business Day prior to any applicable sixty (60) day incremental period, all as conclusively determined by the Bank.

                 (C) "90 Day Rate": The Ninety (90) Day LIBOR plus 100 basis points, fixed for a ninety day period. The Ninety
            (90) Day LIBOR shall mean the per annum rate rounded upward (if rounding is necessary) to the nearest 1/16th of 1% of which U.S. dollar deposits, of an amount equal or comparable

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            to the Loan are afforded to the Bank by other Prime Banks in the London interbank market, selected in the Bank's discretion, at approximately 11:00 AM London time on the third Business Day prior to any applicable ninety (90) day incremental period, all as conclusively determined by the Bank.



                 (D) "Prime Minus Rate": The Prime Rate minus 100 basis points. Prime Rate shall mean the rate announced by the Bank from time to time as its Prime Rate. In the event of a change in said Prime Rate, the interest rate shall be immediately changed to an interest rate which shall be less than the new Prime Rate by 100 basis points.

                 (E) "Treasury Plus Rate": The Like Treasury Rate plus 150 basis points. The Like Treasury Rate shall be a fixed rate equal to the weekly average yield on United States Treasury Securities adjusted to a constant at maturity of a term equal to the term remaining on this Note as of the date the Treasury Plus Rate becomes effective.

            Interest shall be computed on a year of 360 days and charged for the actual number of days elapsed.

            Principal shall be due and payable in ____________ (__) installments of ___________________________________ Dollars
            ($________) per month with the first installment being due on the first (1st) day of each month commencing on ________________ and continuing on the first (1st) day of each month thereafter through and including the Maturity Date. Principal may be prepaid in whole or in part, without premium or penalty, at any time. Any prepaid amounts shall be applied to the amounts due in reverse order of their due date. No partial payment shall change any due date or the amount of any regular scheduled installment of principal due.

            Unless directed to the contrary in writing by the Borrower prior to the execution hereof, the principal outstanding under this Note shall bear interest at the Treasury Plus Rate. In the event the Borrower has elected in writing to have the principal outstanding bear interest initially at an interest rate mode other than the Treasury Plus Rate, except as provided in the immediately succeeding paragraphs, for each succeeding applicable period commencing upon the expiration of the initial applicable period, the principal shall continue to bear interest at the chosen interest rate mode for such applicable period as established on the Interest Rate Determination Date (as defined below) immediately preceding such period.

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            In the event the Borrower has initially selected an interest rate mode other than the Treasury Plus Rate, the Borrower shall have the option to convert the interest rate to either the 30 Day Rate, the 60 Day Rate, the 90 Day Rate, the Prime Minus Rate or the Treasury Plus Rate by notifying the Bank in writing of its decision to convert the interest rate and the selected interest rate (the "Conversion Notice"). ANYTHING TO THE CONTRARY NOTWITHSTANDING, ONCE THE BORROWER HAS ELECTED TO HAVE THE PRINCIPAL BEAR INTEREST AT THE TREASURY PLUS RATE, THE INTEREST MAY NOT BE CONVERTED TO ANY OTHER INTEREST RATE MODE. Said Conversion Notice must be received by the Bank on the Interest Rate Determination Date preceding the end of the pending applicable period. Subsequent to the conversion, the principal outstanding shall bear interest at the rate selected by the Borrower for the respective period. Thereafter, the principal shall continue to bear interest at the selected interest rate mode for the respective periods, unless the Borrower again elects to select a different interest rate on the Interest Rate Determination Date preceding the end of the respective interest period. For example, if the Borrower has previously chosen the 90 Day Rate interest rate mode, at the end of the current 90-day period, the Borrower elects to convert the interest rate to the 30 Day Rate, it must deliver the Conversion Notice to the Bank on or before the Interest Rate Determination Date preceding the end of the subject 90-day period. The Borrower shall thereafter have the option to again convert the interest rate at the end of the 30-day period to either the 60 Day Rate, the Prime Minus Rate or the Treasury Plus Rate or back to the 90 Day Rate by providing the Conversion Notice to the Bank as provided above. The Borrower shall have the option to convert the interest rate on each and every Interest Rate Determination Date. ANYTHING TO THE CONTRARY NOTWITHSTANDING, ONCE THE BORROWER HAS ELECTED TO HAVE THE PRINCIPAL BEAR INTEREST AT THE TREASURY PLUS RATE, THE INTEREST MAY NOT BE CONVERTED TO ANY OTHER INTEREST RATE MODE.

            "Interest Rate Determination Date" shall mean the third Business Day preceding the expiration of the respective period for the then current interest rate. For example, if the interest rate is then currently the 30 Day Rate, the Interest Rate Determination Date would be the third Business Day prior to the end of the applicable 30-day period. If the interest rate is currently the Prime Minus Rate, the Interest Rate Determination Date would be the third Business Day prior to the date that the Borrower desires to convert to a different interest rate. While the selected interest rate will be determined and set on the Interest Rate Determination Date, it will not become effective until the expiration of the then current interest period, and in the case of the Prime Minus Rate, if the Borrower desires to convert from the Prime Minus Rate to another rate, the new

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            rate would not become effective until three Business Days
            after the date the Bank receives the Conversion Notice.

            "Business Day" shall mean a day of the year, other than Saturday or Sunday, on which commercial banks located in Cincinnati, Ohio are not required or authorized to remain closed and on which The New York Stock Exchange is not closed.

            Interest on the outstanding principal shall be due and payable, in arrears, on the first day of each month commencing on
            ________________, and on the first (1st) day of each next succeeding month through and including the Maturity Date. Principal and interest payments shall be made at the Bank's address above unless otherwise designated by Bank in writing.

            To secure repayment of this Note and all modifications, extensions and renewals thereof, and all other Obligations (as herein defined) of the undersigned to Bank, the undersigned grants Bank a security interest (subject to all Permitted Liens as set forth in the Loan Agreement) in all of the undersigned's now owned or hereafter acquired interests in all property in which Bank is, at any time, granted a lien for any Obligation, and all property in possession of Bank including, without limitation, money, securities, instruments, documents, letters of credit, chattel paper, or other property delivered to Bank in transit, for safekeeping, or for collection or exchange for other property, and other rights in addition to such property, all rights in payment from and claims against Bank, all proceeds thereof and any other collateral granted to the Bank pursuant to that certain Security Agreement by and between the Bank and the Borrower dated October __, 1997 (the "Security Agreement") (collectively, the "Collateral"). The undersigned agrees to immediately deliver such additional property or rights thereto to Bank immediately upon receipt as additional Collateral and until delivery to hold same in trust for Bank. All documents executed in connection with this Note, including without limitation the following, further secure the Obligations: a payment guaranty of Pomeroy Computer Resources, Inc. dated October 31, 1997 (the "Guaranty").

            The Obligations secured by the Collateral (herein, the "Obligations") shall include this Note and each and every liability of the undersigned jointly or severally to Bank and all affiliates of Fifth Third Bancorp however created, direct or contingent, due or to become due, whether now existing or hereafter arising, participated in whole or in part, created by trust agreement, lease, overdraft, agreement, or otherwise, in any manner by the undersigned (other than certain non-recourse financing provided to
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            Borrower by The Fifth Third Leasing Company or any other
            affiliate of Bank). Except as set forth above regarding such non-recourse financing, the undersigned also grants Bank a security interest in all of the Collateral as agent for all affiliates of Fifth Third Bancorp for all Obligations of the undersigned to such affiliates. Said security interest shall not be enforced to the extent prohibited by the Truth in Lending Act as implemented by Federal Reserve Regulation Z.

            The undersigned certifies that the proceeds of the Loan are to be used for business purposes. This Note is a renewal of a loan previously made by the Bank to the Borrower which was previously evidenced by a certain Revolving Credit Note dated October 31, 1997. The execution of this Note shall not act as, or be interpreted to be, a novation of such loan.

            Events of Default:
            This Note, and all other Obligations of the undersigned to Bank, shall be and become immediately due and payable at the option of the Bank, without any demand or notice whatsoever, upon the occurrence of an Event of Default as defined in the Loan Agreement.


            Upon the occurrence of an Event of Default herein described, Bank may, at its option, without any demand or notice whatsoever, immediately declare this Note and all other Obligations of the undersigned to be fully due and payable in their aggregate amount together with accrued interest plus any applicable fees, and charges, without notice, and exercise any or all remedies provided for in the Loan Agreement, Security Agreement and/or by law.

            If any payment is not paid when due (whether by acceleration or otherwise) or within 10 days thereafter, the undersigned agrees to pay to Bank a late payment fee as provided for in the Loan Agreement or 5% of the payment amount, whichever is greater, with a minimum fee of $20.00. After an Event of Default, the undersigned agrees to pay to Bank a fixed charge of $25.00, or the undersigned agrees that Bank may, without notice, increase the interest rate then in effect by 6%, whichever is greater. Under no circumstances shall said interest rate be raised to a rate which shall be in excess of the maximum rate of interest allowable under the state and/or federal usury laws in force at the time of such change.

            ENTIRE AGREEMENT: The undersigned agrees that there are no conditions or understandings which are not expressed in this Note and the documents referred to herein.
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            WAIVER:  No failure on the part of Bank to exercise any of its rights hereunder shall be deemed a waiver of any such rights or of any default. Demand, presentment, protest, notice of dishonor, notice of protest, notice of default and all suretyship defenses are hereby waived.

            JURY WAIVER: THE UNDERSIGNED, AND ANY ENDORSER OR GUARANTOR HEREOF, WAIVE THE RIGHT TO A TRIAL BY JURY OF ANY MATTERS ARISING OUT OF THIS NOTE OR THE TRANSACTIONS CONTEMPLATED HEREBY.

            The declaration of invalidity of any provision of this Note shall not affect any part of the remainder of the provisions.


            This Note is supplemented by the terms and conditions of a Loan Agreement dated October 31, 1997 between the undersigned and Bank.
                                               TECHNOLOGY INTEGRATION
            FINANCIAL SERVICES, INC.


                                               By:
            _______________________

                                               Title:

                                               Address:  1020 Petersburg
            Road
                                                         Hebron, KY
            41048
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